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                                                                EXHIBIT 20(b)

                    ANNUAL STATEMENT AS TO COMPLIANCE


                          Officer's Certificate
                          ---------------------

     I, George Borst, Senior Vice President of Toyota Motor Credit Corporation ("TMCC"), hereby certify as follows:

     (a) a review of the activities of TMCC as Servicer under the Pooling and Servicing Agreement (the "Agreement") dated July 1, 1999 among TMCC, Toyota Motor Credit Receivables Corporation as seller, and U.S. Bank National Association as trustee, for the period from July 22, 1999 through September 30, 1999, and of the performance of the Servicer under the Agreement has been made under my supervision; and

     (b) to the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement throughout such period.



Date:  December 23, 1999                        /S/ GEORGE E. BORST
                                        ------------------------------------
                                                  George E. Borst
                                                Senior Vice President
                                                 and General Manager
                                            (Principal Executive Officer)